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                                                                    EXHIBIT 10.1

                               SECOND AMENDMENT TO
                              EMPLOYMENT AGREEMENT
                              OF EDWARD F. MCKERNAN

      THIS SECOND AMENDMENT to that certain Employment Agreement ("Original Agreement") effective as of January 1, 2002, by and between Global Preferred Holdings, Inc., a Delaware corporation (the "Company"), and Edward F. McKernan ("You" or "Your", and together with the Company, collectively referred to as the "Parties") is made effective as of the 26th day of May, 2004 (the "Effective Date") between the Parties.

                              W I T N E S S E T H:

      WHEREAS, the Parties each desire to modify certain terms of the Original Agreement, as set forth in this Amendment;

      NOW THEREFORE, in consideration of the mutual premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged by the Parties hereto, the Parties, intending to be legally bound, hereby agree as follows:

      1. Defined Terms. All defined terms in the Original Agreement shall have the same meaning herein unless the context requires otherwise or unless redefined herein.

      2.    Amendments.

            (a) Section 3 of the Original Agreement shall be amended by deleting the first sentence of such section in its entirety and replacing it with the following:

            "The term of this Agreement shall be for a period beginning on the Effective Date and ending on December 31, 2006 (the "Initial Term")."

            (b) Section 5C of the Original Agreement shall be amended by deleting such section in its entirety and replacing it with the following:

            "C.   If this Agreement terminates for the reasons set forth in
            sub-sections 4F or 4G of this Agreement (other than under the circumstances described in Section 5B), then the Company shall pay You a separation payment equal to twenty-four (24) months Base Salary in effect as of the date of termination, payable over a period of twenty-four (24) months in accordance with the Company's normal payroll practices (or at the election of the Company, payable as a lump sum payment), and any prorated Bonus payments (to the extent earned by You prior to Your termination date)."

      3. Choice of Law. This Amendment will be governed by the internal law, and not the laws of conflicts, of the State of Georgia.

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      4.    Remaining Provisions. All other terms and conditions of the Original
Agreement not modified by this Amendment shall remain as originally set forth in the Original Agreement.

      5. Counterparts. This Amendment may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth herein above.

                                        GLOBAL PREFERRED HOLDINGS, INC.

                                        By: /s/ Bradley E. Barks
                                           -------------------------------------
                                           Bradley E. Barks
                                           Chief Financial Officer

                                        /s/ Edward F. McKernan
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                                        EDWARD F. MCKERNAN